Exhibit 10.19
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc.	Supplement No.	12
	7701 Forsyth Boulevard - 10th Floor	Date	November 28, 2011
	St. Louis, Missouri 63105	Group-Contract No.	612-40668
		Plant	Kingston
Attention: Mr. Martin Wilson
This confirms the November 27, 2011 agreement reached between Eddie Spicer of TVA and Mickey Fitzhugh of Armstrong Coal Company.
Train W460 was loaded on November 22, 2011, under Traffic Control Number 196216 with coal which reflected a total moisture content of 12.43 percent compared with the REJECT SPECIFICATION, contained in Section 9.0 of the Contract, of 12.00 percent for that component of the analysis. As agreed, TVA will accept this trainload of coal in consideration of a $0.50 per ton reduction in price. Also, the analysis results obtained on this shipment will be included in the quarterly quality adjustment calculations required under Section 8.0, Adjustment for Quality. TVA’s Accounts Payable organization will deduct $5,533.05 from Contractor’s account.
All other terms and conditions of the contract remain unchanged.
Please complete the acceptance below and return the copy of this contract supplement to this office. You should retain the original for your file.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	Tennessee Valley Authority
(Company)

By	/s/ Martin D. Wilson	By	/s/ Connie S. Gazaway
Connie S. Gazaway
Asset Management Specialist

Title	President		/s/
Manager, Coal Acquisition

Date

TVA RESTRICTED INFORMATION